Exhibit 8.1

[Letterhead of Shearman & Sterling LLP]

July 19, 2007

The Persons Listed on

Schedule I Hereto

SLM Student Loan Trust 2007-5: Class A-1 through A-6 and Class B-1 through B-2 Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B-1, and Class B-2 Notes (collectively, the “Notes”) by the SLM Student Loan Trust 2007-5 (the “Trust”). The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of March 7, 2007, among SLM Funding LLC, a Delaware limited liability company (the “Company”), Chase Bank USA, National Association, as predecessor in interest to The Bank of New York Trust Company, N.A., a national banking association (the “Eligible Lender Trustee”), and The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), as amended and restated by the amended and restated trust agreement, dated as of July 19, 2007 (collectively, the “Trust Agreement”), among the Company, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation. Capitalized terms used herein and not otherwise defined are used as defined in the Indenture, including, without limitation, Appendices A-1 and A-2 thereto.

In connection with the issuance of the Notes, we have participated in the preparation of the initial free-writing prospectus dated July 6, 2007 (the “Free-Writing Prospectus”), the free-writing base prospectus dated July 6, 2007 (the “Free-Writing Base Prospectus”), the term sheets dated July 10, 2007 and July 11, 2007, respectively (collectively, the “Term Sheet”), the base prospectus dated July 12, 2007 (the “Base Prospectus”), the supplemental prospectus to the Base Prospectus dated July 12, 2007 (the “Prospectus Supplement”), and the Registration Statement on Form S-3, (File No. 333-141930) filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on May 18, 2007 (the “Effective Date”) (such Registration Statement, as so amended, the “Registration Statement”).

Our opinion is based on an examination of the following documents:

(i)	the Free-Writing Base Prospectus;

(ii)	the Free-Writing Prospectus;

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(iii)	the Term Sheet;

(iv)	the Base Prospectus;

(v)	the Prospectus Supplement;

(vi)	the Registration Statement;

(vii)	the Trust Agreement;

(viii)	the Funding Interim Trust Agreement;

(ix)	the VG Funding Interim Trust Agreement;

(x)	SLM ECFC Purchase Agreement;

(xi)	VG Funding Purchase Agreement;

(xii)	the Sale Agreement;

(xiii)	the Servicing Agreement;

(xiv)	the Administration Agreement;

(xv)	the Indenture; and

(xvi)	the Auction Agent Agreement.

We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Free-Writing Prospectus, the Term Sheet and the Prospectus Supplement as we have considered necessary as a basis for our opinion. Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities. The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies. We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, are true, correct, validly executed and are in full compliance with applicable law. As to any facts material

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to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)    The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii)    For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii)    The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Base Prospectus and in the Free-Writing Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(iv)    The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Base Prospectus and in the Free-Writing Base Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Base Prospectus or the Free-Writing Prospectus which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Base Prospectus, the Free-Writing Prospectus and the Term Sheet, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company, VG Funding and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information. Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the

July 19, 2007

Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Base Prospectus, the Free-Writing Prospectus or the Term Sheet on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Base Prospectus, the Free-Writing Prospectus and the Term Sheet which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Prospectus Supplement, the Free-Writing Base Prospectus, the Free-Writing Prospectus and the Term Sheet as related to matters opined upon herein, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above. We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements. This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity. We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive. Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus and the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG

FRS

GMT

KW

July 19, 2007

Schedule I

SLM Funding LLC 12061 Bluemont Way V3419 Reston, Virginia 20190	The Bank of New York Trust Company, N.A. 10161 Centurion Parkway Jacksonville, Florida 32256

SLM Education Credit Finance Corporation 20 Hemingway Drive East Providence, Rhode Island 02915	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629

Sallie Mae, Inc. 12061 Bluemont Way Reston, Virginia 20190	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

SLM Student Loan Trust 2007-5 c/o The Bank of New York Trust Company, N.A. 10161 Centurion Parkway Jacksonville, Florida 32256	Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10080

VG Funding, LLC 12061 Bluemont Way Reston, Virginia 20190	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. 55 Water Street New York, New York 10041

Banc of America Securities LLC 214 North Tryon Street Mailcode: NC1-027-21-04 Charlotte, North Carolina 28255	Moody’s Investors Service 99 Church Street New York, New York 10007

J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017	Fitch Ratings One State Street Plaza New York, New York 10004